Item (g)(4)

AMENDMENT NUMBER 3
TO AGREEMENT
FOR FUND ADMINISTRATION,
FUND ACCOUNTING SERVICES
TRANSFER AGENCY SERVICES
AND
CUSTODY SERVICES

AMENDMENT is made as of November 1, 2002, by and between FBR FAMILY OF FUNDS, having its principal office and place of business at 4922 Fairmont Avenue, Bethesda, Maryland 20814 (the "Trust"), on behalf of the portfolios of the Trust ("Funds") and FBR NATIONAL BANK & TRUST, NA, Bethesda, Maryland, a national bank, having its principal office and place of business at 4922 Fairmont Avenue, Bethesda, Maryland 20814, on behalf of itself and its affiliates (the "Company").

WHEREAS the Trust has entered into an agreement ("Base Agreement") for fund services with the Company dated August 24, 2000.

WHEREAS the Trust has entered into Amendment Number 1 for fund services with the Company dated August 24, 2000.

WHEREAS the Trust has entered into an unnumbered amendment to correct a scribers error and Company name change on November 11, 2001.

WHEREAS the Trust has entered into Amendment Number 2 with the Company dated January 25, 2002.

WHEREAS the Company wishes to amend Exhibit 2 of the Base Agreement;

NOW THEREFORE, in consideration of the promises and mutual convenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

The fees set forth in Exhibit 2 of the Base Agreement include all Trust costs except:

  Investment advisory fee;

  12b-1 fee paid to distributor;

  Extraordinary attorney fees, including, but not limited to, non-routine filings or merger, acquisition or new product offering activity;

  Marketing costs outside of routine shareholder communications; and

  Interest costs.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized offices, as of the day and year first above written.

FBR FAMILY OF FUNDS
By: /s/ Winsor H. Aylesworth
Winsor H. Aylesworth
Vice President & Treasurer

FBR NATIONAL BANK & TRUST
By: /s/ Linda R. Paisley
Linda R. Paisley
President and Chief Executive Officer